SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HORIZON HEALTH CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

HORIZON HEALTH CORPORATION

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 20, 2006

This Supplement provides additional and corrected information to that contained in the definitive proxy statement dated December 14, 2005 (the “Proxy Statement”) of Horizon Health Corporation for the Annual Meeting of Stockholders to be held on January 20, 2006 first mailed on or about December 14, 2005 to stockholders entitled to vote at the Annual Meeting.

Except as amended or supplemented by the information below, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.

Information Regarding Director Nominees

The following information was omitted from the Proxy Statement:

Ken Newman serves as a director of United Surgical Partners International, Inc.

The following information is corrected in the Proxy Statement:

William H. Longfield does not serve on the board of directors of C.R. Bard, Inc.

Please complete, sign, date and return your proxy card in the postage-paid reply envelope included with the Proxy Statement.

You also may vote in person at the Annual Meeting as described in the Proxy Statement.

Any proxy may be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the undersigned. If you need another proxy card, you may obtain one by contacting David K. Meyercord, Corporate Secretary, at (972) 420-8220.

The date of this Supplement is December 15, 2005.

DAVID K. MEYERCORD

Secretary